Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-203444) of W. W. Grainger, Inc.
(2)	Registration Statement (Form S-4 No. 33-32091 and Post-Effective Amendment No.1) of W. W. Grainger, Inc.
(3)	Registration Statement (Form S-8 No. 33-43902) pertaining to the 1990 Long Term Stock Incentive Plan of W. W. Grainger, Inc.
(4)	Registration Statement (Form S-8 No. 333-24215) pertaining to the Director Stock Plan of W. W. Grainger, Inc.
(5)	Registration Statement (Form S-8 No. 333-61980) pertaining to the 2001 Long Term Stock Incentive Plan of W. W. Grainger, Inc.
(6)	Registration Statement (Form S-8 No. 333-105185) pertaining to the 2001 Long Term Stock Incentive Plan of W. W. Grainger, Inc.
(7)	Registration Statement (Form S-8 No. 333-124356) pertaining to the 2005 Incentive Plan of W. W. Grainger, Inc.
(8)	Registration Statement (Form S-8 No. 333-166345) pertaining to the 2010 Incentive Plan of W. W. Grainger, Inc.
(9)	Registration Statement (Form S-8 No. 333-203715) pertaining to the 2015 Incentive Plan of W. W. Grainger, Inc.

of our reports dated February 28, 2019, with respect to the consolidated financial statements of W. W. Grainger, Inc. and the effectiveness of internal control over financial reporting of W.W. Grainger, Inc. included in this Annual Report on Form 10-K of W. W. Grainger, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Chicago, Illinois
February 28, 2019